UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) November 7, 2007

                            SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

       769 Highway 95N, Bastrop, TX                         78602
-------------------------------------------              ----------
 (Address of principal executive offices)                (Zip Code)

                 (512)772-2474 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under  the  Securities  Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant  to  Rule  14a-12  under the  Exchange  Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 7 - REGULATION FD

ITEM 7.01    Regulation FD Disclosure.

On November 7, 2007, South Texas Oil Company provided a Corporate update to the shareholders of the Company. The purpose of this Regulation FD Disclosure, is to provide the shareholders of South Texas Oil Company a comprehensive overview of operations to date and provide disclosure on items the Company intends to discuss with the investment community.

Corporate Update

A. Company Overview.

1. Executive Officers

Effective October 1, 2007 the Company retained the services of Mr. Rickey Cooksey as CFO and Mr. James Grubb as Vice-President Geology of South Texas Oil Company.

Mr. Rickey Cooksey

Mr. Cooksey is qualified as a CPA with over 24 years of experience in oil and gas accounting.

Mr. James Grubb

Mr Grubb is a Certified Petroleum Geologist with a Master of Arts from Bowling Green University with over 30 years experience working both onshore and offshore.

2.  Independent Board

Effective August 27, 2007, Mr. Conrad Humbke resigned as a member of our Board. Mr. Humbke was replaced by Mr. Stanley Hirschman as an independent Director. Mr. Hirschman was joined by Mr. Owen Naccarato and Mr. David Lieberman as independent Directors bringing the total Board to 5 members with a majority of 3 independent board members in compliance with NASDAQ corporate governance guidelines.

Stanley A. Hirschman

Stan Hirschman is President of CPointe Associates, Inc., a Plano, Texas executive management and retail operations consulting firm. He is an investment due diligence specialist and also works regularly with public companies that are dealing with the difficulties of the balance between increased regulatory requirements and reasonable corporate governance. He is Chairman of the Board of Bravo! Brands Inc., an independent director of Dalrada Financial Corporation and Axion Power International and former chairman of Mustang Software, Inc. While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation.

His client list has included Imaging Diagnostic Systems, Cingular, Northern Telecom (Nortel), Datametrics, Earthlink and Retail Highway. Prior to establishing CPointe Associates, he was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 until 1996. He also held senior executive management positions with T.J. Maxx, Gap Stores and Banana Republic.

Stan is a member of the National Association of Corporate Directors, the KMPG Audit Committee Institute and is a graduate of the Harvard Business School Audit Committees in the New Era of Governance. He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation.

David Lieberman

David Lieberman has been the Chief Financial Officer for John Goyak & Associates, Inc., an aerospace consulting firm located in Las Vegas, Nevada since 2003. Previously, Mr. Lieberman was the President of Lieberman Associates from 2000 to 2003 where he acted as the Chief Financial Officer for various public and non-public companies located in Nevada and California. Mr. Lieberman has over thirty years of financial experience beginning with five years as an accountant with Price Waterhouse from 1967 through 1972.

Owen M. Naccarato

Owen M. Naccarato, Esq., CPA and MBA has for the last ten years been a practicing attorney specializing in corporate and securities law. Prior to practicing law, Mr. Naccarato held various high level financial and operating positions with fortune 50 firms. Mr. Naccarato is a member of the American Bar Association, the California State Bar Association, the Orange County and the Los Angeles County Bar Associations and their respective corporate law sections. In addition to having a JD in law, Mr. Naccarato earned a BS in Accounting from Northern Illinois University, an MBA from DePaul University (Chicago) and is a certified public accountant, having articulated in the State of Illinois.

3.  Financing

On January 31, 2007, South Texas Oil Company entered into a 3 year, $15 million revolving credit facility. On September 25, 2007, the credit facility was increased from $15 million to $30 million.

The credit facility bears an interest rate of prime plus 4%. The proceeds from the credit facility will be used for acquisitions, additional well workovers and expanded drilling programs. As of October 31, 2007, there was $17,945,00 drawn on this credit facility. The draws have been used exclusively for acquisitions, leasing additional acreage and financing our drilling program. The Company's existing operations are currently funded from existing cash flow.

B.  Areas of Operations.

1.  Southwest Texas

   a) South Texas Oil sold its interests in Atascosa, Frio and Somerset Counties effective September 30, 2007 for an amount of $3,061,937. This area of operation was comprised mainly of stripper wells and was considered non-core. This sale will allow the Company to focus its resources on its South Central Texas properties. The sale of these interests resulted in an approximate net gain of $1,062,000 for the Company on the value of these assets, which will be reported in the third quarter.

2.  Colorado

          a.)       The  Company  currently  has 3 producing  wells  that  were drilled in the Denver Julesburg (DJ) Basin field which continue to average approximately 40 bopd (barrels of oil per day) and 250 mcfd (thousand cubic feet per day).

          b.)       The Company currently owns a 37.5% WI (working interest) in this 20,000 acre field and has determined not to exercise its option to close on the purchase of the remaining 37.5% WI available. This decision is in line with the Company's focus on its South Central Texas properties.

3.  South Central Texas

       a.)   Background

        On April 20, 2007, the Company acquired various working interests and related assets in approximately 18,000 acres in south central Texas. The Company paid $25,980,000 for this acquisition which was comprised of $3 million in cash, the issuance of restricted shares valued at $18,980,000 and a note for $4 million. This acquisition comprised two primary areas designated as the Giddings properties and the Bastrop properties.

        The Giddings properties consist of approximately 60 producing wells and the Bastrop field which is a new find.

        On, June 18, 2007, the Company agreed to acquire certain oil and gas interests and certain related assets of Senora Resources, Inc., and James D. Dobos, II, individually in the Giddings properties for $1.8 million in cash, effectively doubling the working interests held in most of these properties.

        On September 26, 2007, the Company acquired additional interests in the Bastrop field and Giddings properties from Diversity Petroleum, LLP. The Company purchased these working interests for an amount of $10 million by providing $7.5 million in cash, issuing a promissory note for $1.5 million and issuing restricted shares valued at $1 million.

        As a result of these series of acquisitions, the Company has increased its working interests in both the Giddings properties and Bastrop properties to the following:

             Property                   Average WI %       Average NRI%

             Giddings field             95%                75%
             Bastrop 1                  71%                57%
             Bastrop 2                  100%               83%

        Within the Bastrop field the Company makes the distinction between the Bastrop 1 field which is comprised of approximately 4,000 acres and the Bastrop 2 field which is comprised of a further 4,500 contiguous acres. The distinction between Bastrop 1 and Bastrop 2 is made solely due to the different working interest held in each field by the Company.

       b.)   Development Plan

        Management believes that the Bastrop properties have the potential for approximately 100 wells based on 80 acre spacing with potential production from both the Austin Chalk and Buda formations in each well.

        Based upon and independent engineering report prepared by R.A. Lenser and Associates, Inc the proved producing reserves were estimated at 132,000 barrels from the Austin Chalk and 120,000 barrels from the Buda per well.

        In addition to oil production, some of the wells are producing 1,500 BTU gas at the rate of 150mcf to 200mcf per day. South Texas Oil recently contracted with Duke Energy for the installation of a gas gathering system.

       c.)   Operational Results

       Bastrop Properties.

       Prior to June 1, 2007, the Company was not the operator of these wells and believes that through improvements in drilling, completion and production techniques, there have been significant improvements in drilling and completion of the wells since then.

       Well               Date          Date         Producing    Cumulative
                          Drilled       Completed   Zone          Production*

       Bastrop 1, #1      Oct, 2006     Dec, 2006    Buda         53,825 BBls
       Bastrop 1, #2      Feb, 2007     Sep, 2007    Buda          1,331 BBls
       Bastrop 1, #3      Apr, 2007     Oct, 2007    Chalk         3,957 BBls
       Bastrop 1, #4      Jun, 2007     Sep, 2007    Buda          2,263 BBls
       Bastrop 1, #5      Jul, 2007     Oct, 2007    Buda          1,022 BBls
       Bastrop 1, #6      Aug, 2007     Sep, 2007    Buda          1,322 BBls
       Bastrop 1, #7      Sep, 2007     Nov, 2007    Chalk Stimulation 11/05

       Bastrop 2, #1      Oct, 2007     Nov, 2007    Buda  Stimulation 11/08
       Bastrop 2, #2      Nov, 2007     N/A         Buda        Not complete

       *Cumulative production is through October 31, 2007

       Specific Well Details

       Bastrop 1, #1.

       This first well in the Bastrop field was brought into production in late December 2006 and was put on choke and initially flowed approximately 200 bopd. Cumulative production through October 31, 2007 is at approximately 53,825 BBls of oil.

       Bastrop 1, #2

       This well was originally drilled by the previous operator without using a blow-out preventer. When gas was encountered, the well was not lost, but damaged from the resulting heavy mud that had to be used to bring the well under control. On September 28, 2007 a high rate acid frac was conducted. The well was then allowed to flow intermittently through October 10. During this period the well produced 261 BBls of oil and 1,834 bbls of water. On October 11, the well was put on rod pump and has since produced 841 BBls of oil.

       Bastrop 1, #3

       This well was completed in June 2007 and tested using 10/64, 11/64 and 12/64 chokes for 4-5 hours each, the well flowed an average of 21 boph (barrels of oil per hour), the equivalent gross production of 504 bopd and 188 mcfd. Wellhead pressure was recorded at an average of 900lbs. This well was produced for 17 days in June with cumulative production through June 30 at 2,793 BBLs of oil. This was the final well drilled by the previous operator before South Texas Oil took over as operator and the drilling of wells in this field using their own rig. Due to poor well completion, water began entering through the Edwards and the Buda zone was sealed off. This well was recently perforated in the Austin Chalk formation and an acid frac was carried out on October 18, 2007. This well has since produced 1,075 BBLs of oil.

       Bastrop 1, #4

       This well was the first well drilled by South Texas Oil using our own drilling rig. Drilling was completed June 10, 2007. An acid stimulation was performed July 3, 2007 and the well was put on rod pump. Production was evaluated and it was decided a further stimulation would be conducted in collaboration with the company's engineers and Weatherford. A second stimulation was performed on September 24, 2007. The well was flowed back up the casing and then put on rod pump. The well has since produced 1,991 BBLs of oil.

       Bastrop 1, #5

       The drilling of this well was completed July 8, 2007. A frac was performed on October 11, 2007 after evaluating several stimulation and completion techniques for this field. The well has produced 1,022 BBLs of oil.

       Bastrop 1, #6

       The drilling of this well was completed on August 25, 2007. On September 25, 2007 an acid frac was performed. The well was put on rod pump and has since produced 1,321 BBLs of oil.

       Bastrop 1, #7

       The drilling of this well was completed on September 24, 2007. A stimulation was performed on October 10, 2007 and on October 11, 2007 the well started to flowback, chlorides began to increase and it was determined to instead complete this well in the Austin Chalk. This well was stimulated in the Austin Chalk on November 5, 2007.

       Bastrop 2 Drilling Results.

       Bastrop 2, #1

       The drilling of this was well completed mid October 2007 and is scheduled for stimulation November 8, 2007.

       Bastrop 2, #2

       This well is currently being drilled with TD expected November 7, 2007.

4.  Planned Future Operations

       a.) The Company recently purchased a second drilling rig to provide cost savings and flexibility in the drilling of its own wells. The company expects to have this second rig drilling in the Bastrop field before the end of November.

       b.) The Company intends to renter two of the Bastrop verticals and drill one horizontal leg in the Buda and one horizontal in the Chalk formation before year end.

       c.) The Company also intends to maintain its current schedule of drilling 2 Bastrop wells per month through the end of 2007.

C.  Operations Summary

The production reports for the month of October 2007 show average gross production of 684 bopd and 1,215 mcfd for an average daily 887 BOE from our wells. This shows a month over month production increase from September 2007 of 31.30%. Our gross production continues to increase as we conduct further workovers in the Giddings field, drill new wells and complete our recently drilled wells.

With several wells in the Bastrop field being stimulated or put in production at various dates during the month of October, the Bastrop wells produced 14,974 gross cumulative BBLs for the month of October, 2007.

The Company continues to make progress in its drilling and operations with the Company now having approximately 32 employees.

The information in this report being furnished pursuant to Item 7.01 of form 8-K and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated by specific reference in such a filing.

Except for historical information contained in this disclosure document, the disclosure contains forward-looking statements, which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

These statements are based on our beliefs and the assurances we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Our actual results could differ materially from the results discussed in the forward-looking statements. You should not place undue reliance on these forward-looking statements. You should also remember that these statements are made only as of the date of this report and future events may cause them to be less likely to prove to be true.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits.

     (a) Financial Statements.

             Not applicable.

     (b) Pro Forma Financial Information.

             Not applicable.

     (c) Exhibits

Exhibit Number      Description

99.1                 Press Release dated November 7, 2007

          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2007

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer